Exhibit 10U

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT dated this 18th day of April, 2016  between Carl Palmer, an individual, and ( hereinafter called "Palmer") at Seychelle Environmental Technologies, Inc. and Seychelle Environmental Technologies, Inc., a Nevada corporation (hereinafter called "Company")

WHEREAS, Palmer is a qualified professional with experience in all phases of the water filtration business; and

WHEREAS, The Company desires to utilize the services of Palmer in the capacity of Chief Executive Officer (CEO) of the Company, and Palmer is willing to act in such employment capacity; and

WHEREAS, in order to utilize Palmer's skills and promote the business of the Company now and in the future and to provide opportunity and incentive to Palmer, the parties desire to enter into this Employment Agreement under the terms and conditions hereinafter set forth.

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. Employment. The Company hereby agrees to employ Palmer and Palmer hereby accepts employment from the Company as CEO and a Director of the Company upon the terms and conditions, and for the time, as hereinafter set forth.

2.  Term. Unless sooner terminated in accordance with the provisions of this Employment Agreement, the term of this Employment Agreement shall be for a period of five (5) years commencing on the date of this Employment Agreement and ending on the fifth anniversary date.

3.  Duties.  Palmer shall perform the duties commonly performed by the CEO, subject to the Company's Bylaws, Employee Manual, and directions from time to time of the Company's Board of Directors; provided, however, that Palmer will co-manage all manufacturing operations in conjunction with the Company's President. Palmer shall devote his full time and best efforts to assure the efficient and profitable operation of the business of the Company.

4. Compensation.  For all services rendered by Palmer in any capacity during his employment under this Employment Agreement, Palmer shall be paid as compensation an annual salary of Sixty Thousand Dollars ($60,000), payable in accordance with the customary payroll practices of the Company, in twelve (12) equal installments ($5,000).

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5. Participation in Benefit Plans.  Palmer shall participate in any benefits to which he may be entitled under any group hospitalization, health, dental care, or sick-leave plan, life or other insurance or death benefit plan, travel or accident insurance, or contingent compensation plan, including, without limitation, capital accumulation or termination pay programs, retirement income or pension plan or programs of the Company for which other full-time employees are or shall become eligible during the period of employment under this Employment Agreement, and during any subsequent period for which he shall be entitled to receive payments from the Company under paragraph 7 below.

Vacation: Palmer will be entitled to three weeks of vacation per annum with the approval of the President of the Company for the specific time away from the Company. Future vacation and sick time are subject to the Company's standard policy guidelines.

Mileage Reimbursement. Palmer will be reimbursed at the standard rate for any mileage he incurs using his personal vehicle for Company business.

6.  Other Employment. Palmer shall devote all of his time, attention, knowledge, and skills solely to the business and interests of Company, and Company shall be entitled to all of the benefits or other issues arising from or incident to all work, services and advice of Palmer.  Palmer shall not, during the term of this Employment Agreement be interested directly or indirectly, in any manner, as a partner, officer, director, shareholder, advisor, or in any other capacity in any other business similar to the Company's business or any allied trade.

7. Termination. Upon the occurrence of an event of termination (as hereinafter defined) during the period of Palmer's employment under this Employment Agreement, the provisions of this paragraph 7 shall apply.  As used in this Employment Agreement an "event of termination" shall mean and include any one or more of the following:

(a)            His willful misconduct in the performance of his duties hereunder, or his conviction of a crime involving moral turpitude.

(b)            By the Company upon thirty (30) days' notice to Employee if he should be prevented by illness, accident, or other disability (mental or physical) from discharging his duties hereunder for one or more periods totaling three (3) months during any consecutive twelve (12) month period.

(c)            By either the Company or Palmer for any material breach by the other of the terms hereof, but only if such breach continues for ten (10) days (or such longer period as is reasonably required to cure such breach with diligent and good faith effort) after written notice to the other specifying the breach relied on for such termination.

(d)            In the event of Palmer's death during the term of his employment.

(e)  Upon the sale of all or substantially all of the assets of Seychelle or the sale of at least 80% of the issued and outstanding common stock and warrants of Seychelle, whichever comes first.

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Upon the occurrence of an event of termination, the Company shall pay Palmer in one lump sum payment, or in the event of his subsequent death, his beneficiary (ies), or his estate, as the case may be, as severance pay or liquidated damages, or both, the remaining unpaid balance of his salary for the period shown in paragraph 2 of this Employment Agreement in the amount as shown in paragraph 4 under this Employment Agreement.  Such payment shall be made on the last day of the month following the date of said occurrence.

8. Notices. Any notice required or permitted to be given under this Employment Agreement shall be sufficient if in writing and if sent by Certified Mail to the residence of Palmer or the principal office of the Company

9. Severability. If any provision of the Agreement shall be held, declared or pronounced void, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration, or pronouncement shall not affect adversely any other provisions of this Employment Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms. The effect of such holding, declaration, or pronouncement shall be limited to the territory or jurisdiction in which made.

10. Waiver of Breach. All the rights and remedies of either party under this Employment Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of the Agreement shall operate as a waiver of any subsequent breach of this Employment Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

11. Assignment. The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Employment Agreement is a personal service contract. Neither this Employment Agreement nor the rights and obligations of Palmer hereunder may be transferred or assigned by Palmer (including by will or operation of law) without the prior written consent of the Company.

12. General Provisions.  This Employment Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California. This Employment Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior Agreements and understandings related to this subject matter. This Employment Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver, or discharge is ought to be enforced. The headings of this Employment Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof. This Employment Agreement may be executed in any number of counterparts, each of which shall be deemed an original copy, but all of which taken together shall constitute one and same instrument.

///THE SIGNATURE PAGE FOLLOWS///

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IN WITNESS WHEREOF, the Undersigned parties have executed this Employment Agreement as of the day and year first above written.

Seychelle Environmental Technologies, Inc.:

/s/ James Place
James Place, President

/s/ Carl Palmer
Carl Palmer, individually

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